EXHIBIT 4.5


                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of this 7th day of January, 1999 (the "Agreement"), by and among Columbia Laboratories, Inc., a Delaware Corporation, with principal executive offices located at 2875 Northeast 191 Street, Suite 400, Aventura, Florida 33180 (the "Company"), each of the holders named on the signature pages hereto (herein referred to individually as a "Holder" and collectively as the "Holders").

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of the Securities Purchase Agreement dated as of the date hereof between the Company and each of the Holders (the "Securities Purchase Agreement"), the Company has agreed to issue and sell to the Holders (i) shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock") which, upon the terms and subject to the conditions thereof, are convertible into shares of the common stock, $.01 par value, of the Company (the "Common Stock"), and (ii) warrants (the "Warrants") to purchase shares of Common Stock; and

                  WHEREAS, to induce the Holders to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide with respect to the Common Stock issued or issuable in lieu of cash dividend payments on the Series C Preferred Stock, upon conversion of the Series C Preferred Stock and exercise of the Warrants certain registration rights with respect to the Securities Act.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.       DEFINITIONS.

                  (a) As used in this Agreement, the following terms shall have the meanings:

                    (i) "CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock.

                   (ii) "COMMISSION" means the Securities and Exchange
Commission.

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                  (iii) "EVENT" AND "EVENT DATE" have the meanings ascribed to such terms in Section 2(b) hereof.

                   (iv) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                    (v) "PERSON" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                   (vi) "PROSPECTUS" means the prospectus (including, without limitation, any preliminary prospectus and any final prospectus filed pursuant to Rule 424(b) under the Securities Act, including any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 430A under the Securities Act) included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

                  (vii) "REGISTRABLE SECURITIES" means the Common Stock and other securities issued or issuable (i) in lieu of cash dividend payments on the Series C Preferred Stock, (ii) upon conversion of the Series C Preferred Stock or (iii) upon exercise of the Warrants; PROVIDED, HOWEVER, a share of Common Stock shall cease to be a Registrable Security for purposes of this Agreement when it no longer is a Restricted Security.

                 (viii) "REGISTRATION STATEMENT" means a registration statement of the Company filed on an appropriate form under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act, including the Prospectus contained therein and forming a part thereof, any amendments to such registration statement and supplements to such Prospectus, and all exhibits and other material incorporated by reference in such registration statement and Prospectus.

                   (ix) "RESTRICTED SECURITY" means any share of

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         Common Stock or other security issued or issuable in lieu of cash dividend payments on the Series C Preferred Stock upon conversion of the Series C Preferred Stock or exercise of the Warrants except any such share that (i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the Prospectus included in the Registration Statement,
         (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable by the holder thereof pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and a new share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company.

                    (x) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar successor statute.

                  (b) All capitalized terms used and not defined herein have the respective meaning assigned to them in the Securities Purchase Agreement.

                  2.       REGISTRATION.

                  (A) FILING AND EFFECTIVENESS OF REGISTRATION STATEMENT. The Company shall prepare and file with the Commission, not later than March 31, 1999, a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate Form in accordance herewith) relating to the offer and sale of the Registrable Securities and shall use its reasonable best efforts to cause the Commission to declare such Registration Statement effective under the Securities Act as promptly as practicable, but not later than May 31, 1999, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is five years after the date that such Registration Statement is declared effective by the Commission (subject to the suspension periods described in Section 3(a) hereof) or such shorter period that will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period"). Notwithstanding the foregoing, the Company shall have no obligation to prepare and file a Registration Statement pursuant to this Agreement if the Series C Preferred Stock has

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been redeemed in full pursuant to Section 6.5 or 6.6 of the Certificate of
Designations.

         (B) REGISTRATION DEFAULT. If (i) the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to
Section 2(a) hereof is not filed with the Commission by the March 31, 1999, or
(ii) the Registration Statement is not declared effective by the Commission by May 31, 1999, or (iii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, or Rule 461 promulgated under the Securities Act, as amended, within five (5) days of the date that the Company is notified in writing by the Commission that the Registration Statement will not be "reviewed," or not subject to further review or comment, or (iv) such Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the Registration Period (as defined in Section 3(a) below), without being succeeded within thirty (30) days by a subsequent Registration Statement filed with and declared effective by the Commission, or
(v) trading in the Common Stock shall be suspended from the AMEX or the principal national securities exchange on which the Common Stock is then listed for more than three (3) consecutive Business Days, or (vi) the conversion rights of the Holders are suspended for any reason or (vii) an amendment to the Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for the Registration Statement to be declared effective (any such failure or breach being referred to as an "EVENT," and for purposes of clauses (i), (ii), (vi) the date on which such Event occurs, or for purposes of clause (iii) the date on which such five (5) day period is exceeded, or for purposes of clause (iv) the date which such 30 day-period is exceeded, for purposes of clause (v) the date on which such three (3) Business Day-period is exceeded or for purposes of clause (vii) the date which such 10 day-period is exceeded being referred to as "EVENT DATE"), then the Company shall pay to the Holders an amount equal to 2% of the purchase price per share of Series C Preferred Stock (as defined in the Securities Purchase Agreement) on the first of each monthly anniversary of the Event Date until such time as the applicable Event is cured or the Company has redeemed the Series C Preferred Stock in accordance with Section 6.5 of the Certificate of Designations.

                  3. OBLIGATIONS OF THE COMPANY. If and when the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of the Registrable Securities, the Company shall:

                  (a) Prepare and file with the Commission such


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amendments (including post-effective amendments) to the Registration Statement and supplements to the Prospectus as may be necessary to keep the Registration Statement effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by the Holders for resales of the Registrable Securities during the Registration Period. Notwithstanding the foregoing provisions of this
Section 3(a), the Company may, during the Registration Period, suspend the sale by the Holders of their Registrable Securities pursuant to the Registration Statement for a reasonable period not to exceed ninety (90) days upon (1) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, in which case suspension shall be limited to sales in such jurisdiction, (2) the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (3) the good faith determination of the Board of Directors of the Company that because of valid business reasons, including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events which the Company has a bona fide business purpose for preserving as confidential, it is in the best interests of the Company to suspend such use, and prior to or contemporaneously with suspending such use, the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, the Company shall provide the Holders with written notice of the termination of such suspension. Each Holder agrees that it will not sell Registrable Securities pursuant to the Registration Statement during any suspension period and the Company agrees to cause each such suspension period to end as soon as reasonably practicable.

                  (b) Furnish to each Holder whose Registrable Securities are included in the Registration Statement and its legal counsel identified to the Company such number of copies of the Prospectus (including any preliminary Prospectus), and all amendments and supplements thereto as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

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                  (c) Use its reasonable best efforts to register or qualify the
Registrable Securities covered by the Registration Statement under such securities or "blue sky" laws of such jurisdictions as Holders who hold a majority-in-interest of the Registrable Securities being offered reasonably request in order to facilitate the disposition of the Registrable Securities by the Holders; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(c), (z) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction.

                  (d) Use its reasonable best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the principal national securities exchange, and included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by the Company are then listed or included.

                  (e) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                  (f) Take all reasonable actions as the Holders may reasonably request necessary to expedite or facilitate the disposition by the Holders of their Registrable Securities.

                  (g) (i) Make reasonably available for inspection by the Holders participating in any disposition pursuant to the Registration Statement, and any attorney or accountant retained by such Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (ii) cause the Company's officers, directors and employees to supply all information reasonably requested by such Holders or any such attorney or accountant in connection with the Registration Statement, in each case, as is customary for similar due diligence examinations; PROVIDED, HOWEVER, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by such Holders and any such attorney or accountant (pursuant to an appropriate confidentiality agreement in the case of any such holder), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Company an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or

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through a third party not in violation of an accompanying obligation of confidentiality; and PROVIDED FURTHER that, if the foregoing inspection and information gathering would otherwise disrupt the Company's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one firm of counsel designed by and on behalf of the majority in interest of Holders and other parties.

                  (h) Promptly notify the Holders (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, (v) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, and (vi) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus untrue or which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As promptly as possible following expiration of any suspension period, the Company shall prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registerable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (i) Make generally available to the Holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of the

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Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

                  (j) Promptly use its reasonable best efforts to prevent the issuance of or, if issued, obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, and if one is issued use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

                  (k) Permit counsel for the Holders to review the Registration Statement and all amendments and supplements thereto for a reasonable period of time prior to their filing with the Commission, and shall not file any document in a form to which such counsel reasonably objects.

                  (l) Cooperate with the Holders in a reasonable manner to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the registration statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names as the Holders may reasonably request.

                  4. OBLIGATIONS OF THE HOLDERS. In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

                  (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request in order to assure compliance with the Securities Act and the Exchange Act. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder of the information the Company requires from each such Holder (the "Requested Information") if such Holder elects to have any of its Registrable Securities included in the Registration Statement. If at least three (3) business days prior to the anticipated filing date the Company has not

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received the Requested Information from an Holder (a "Non-Responsive Holder"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Holder and have no further obligations to the Non-Responsive Holder.

                  (b) Each Holder by its acceptance of the Registrable Securities agrees to cooperate with the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

                  (c) Each Holder agrees that, to the extent limited thereby, it will not effect sales of the Registrable Securities during any suspension period as described in Section 3(a) hereof until such Holder receives notice from the Company that the suspension period has ended and, if so directed by the Company, such Holder shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of notice of such suspension.

                  (d) The failure of any Holder to comply with the provisions of this Section 4 shall not relieve the Company of its obligations to the other Holders under this Agreement with respect to the registration of such other Holders' Registrable Securities in accordance with the terms hereof, except where the failure of any Holder to so comply will materially interfere with the ability of the Company to timely perform its obligations hereunder to the other Holders.

                  5. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions, if any, incurred in connection with registrations, filings or qualifications pursuant to Section 3 shall be borne by the Company; PROVIDED, that the Holders shall bear their own attorney's fees and expenses and all underwriting accounts and commissions applicable to their Registrable Securities.

                  6. INDEMNIFICATION AND CONTRIBUTION.

                  (a) INDEMNIFICATION BY THE COMPANY. If the Registrable Securities are registered under the Securities Act pursuant to Section 3 hereof, the Company shall indemnify and hold harmless each Holder who sold Registrable Securities pursuant to such registration its officers, directors, partners and trustees, and each person who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Holder Indemnitee") from and against any losses, claims, damages or

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liabilities to which such Holder Indemnitee may become subject under the
Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as the same may have been amended or supplemented) or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company hereby agrees to reimburse such Holder Indemnitee for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable to any such Holder Indemnitee in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder Indemnitee expressly for use therein or (ii) the use by the Indemnified Holder of an outdated or defective Prospectus after the Company has provided to such Holder Indemnitee an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

                  (b) INDEMNIFICATION BY THE HOLDERS. If any Registrable Securities are registered under the Securities Act pursuant to Section 3 hereof each Holder agrees to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the

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circumstances under which they were made, not misleading in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holder expressly for use therein, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that a Holder shall be liable to the Company under this Section 6(b) only to the extent of, in the aggregate, the lesser of (i) the amount of any such loss, claim, damage or liability or
(ii) the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) NOTICE OF CLAIMS, ETC. Promptly after receipt by a party seeking indemnification pursuant to this Section 6 (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Section 6 is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (y) representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim; PROVIDED, HOWEVER, in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one separate firm for all Indemnified Parties. If the Indemnified Party employs

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separate legal counsel in circumstances other than as described in clauses (x),
(y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. The Indemnifying Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment.

                  (d) CONTRIBUTION. If the indemnification provided for in this
Section 6 is unavailable to or insufficient to hold harmless an Indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein because such indemnification is held by a court of competent jurisdiction to be unenforceable, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, subject, however, to the limitations on the liability of the Holders contained in subsection (b) above. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  7. RULE 144. The Company covenants to file all reports required to make publicly available, and available to the Holders, at all times during the Registration Period such

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information as is necessary to enable the Holders to make sales of Registrable
Securities pursuant to Rule 144 of the Commission under the Securities Act, or any successor to such rule. Upon request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  8. ADDITIONAL HOLDERS. If any of David M. Knott, Knott Partners, L.P. or Windsor Partners, L.P. shall within thirty (30) days after the date hereof enter into a Securities Purchase Agreement with the Company to purchase shares of Series C Preferred Stock, such entity shall, upon execution of a counterpart of this Agreement and without the consent of any other Holder, be entitled to all rights and privileges under this Agreement (including rights to have the Company register Registrable Securities pursuant to this Agreement), as if such entity was a Holder originally named on the signature pages thereof.

                  9. ASSIGNMENT. The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Holders to any permitted transferee of all or any portion of the Registrable Securities (or all or any portion of any Series C Preferred Stock of the Company or any Warrant to purchase the Registrable Securities) of Registrable Securities only if: (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment, the securities so transferred or assigned to the transferee or assignee constitute Restricted Securities, and
(d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

                  10. AMENDMENT AND WAIVER. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who hold a majority-in-interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company; PROVIDED, HOWEVER, that no amendment or waiver shall be effective as to any Holder whose rights hereunder may be adversely affected thereby without such Holder's express written consent.

                  11. MISCELLANEOUS.

                  (a) A person or entity shall be deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  (b) Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                  (1)      if to the Company, to:

                           COLUMBIA LABORATORIES, INC.
                           2875 Northeast 191 Street, Suite 400
                           Aventura, Florida 33180
                           Attention: David L. Weinberg

                           With a copy to:

                           WEIL, GOTSHAL & MANGES LLP

                           767 Fifth Avenue
                           New York, New York   10153
                           Attention:  Stephen M. Besen, Esq. or
                                       Michael Nissan, Esq.

                  (2) if to any Holder, at the most current address as such Holder shall have provided in writing to the Company in accordance with the provisions of this Section 10, which address shall initially be the address set forth next to such Holder's name on the signature page to the Securities Purchase Agreement signed by such Holder.

                  (c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection including any objection based ON FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

                  (d) The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provision, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (e) This Agreement, the Securities Purchase Agreement, the Certificate of Designations and the Warrants constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement, the Securities Purchase Agreement, the Certificate of Designations and the Warrants supersede all prior agreements and undertakings among the parties hereto with respect to the subject matter hereof.

                  (f) Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.

                  (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                                     COLUMBIA LABORATORIES, INC.

                                                     By:
                                                        ------------------------
                                                        Name:  David L. Weinberg
                                                        Title: Vice President -
                                                               Chief Financial
                                                               Officer

                                                     ACHIEVE FUND, L.P.

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                     VMR LUXEMBURG SA

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                     ARIES TRADING LTD
                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                     NARRAGANSETT CAPITAL
                                                     PARTNERS, LP

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                     DERWENT LIMITED

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                     JUPITER PARTNERS

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

                                                     ---------------------------
                                                     James J. Apostolakis

                                                     ---------------------------
                                                     David Ray

                                                     ---------------------------
                                                     Bernard Marden

                                                     ---------------------------
                                                     Christopher Castroviejo

                                                     ---------------------------
                                                     John Fenlin

                                                     ---------------------------
                                                     Mallory Factor

                                                     ---------------------------
                                                     John Gildea

                                                     ---------------------------
                                                     William J. Bologna

                                                     ---------------------------
                                                     Norman M. Meier

                                                     ---------------------------
                                                     David Landau

                                                     ---------------------------
                                                     Morrison Family Trust

                                                     ---------------------------
                                                     Robert W. Ledeux

                                                     ---------------------------
                                                     James R. Berdell

                                                     ---------------------------

                                                     George Voelker

                                                     ---------------------------
                                                     Terry Van Der Tuuk

                                                     KNOTT PARTNERS, L.P.

                                                     By:
                                                        -----------------------
                                                     Name:
                                                     Title:

                                                     ---------------------------
                                                     David M. Knott

                                                     WINDSOR PARTNERS, L.P.


                                                     By:
                                                        -----------------------
                                                     Name:
                                                     Title: